UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2022

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to Vote of Security Holders

On June 14, 2022, Zynerba Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

(a) Proposal 1 — Election of Seven Directors. Each director nominee was elected to the Board of Directors to serve as a director until the 2023 Annual Meeting of the Stockholders or until his or her respective successor is elected and qualified, as follows:

Name	For	Withheld	Broker Non- Votes
Armando Anido	12,935,745	802,110	8,993,165
John P. Butler	11,268,307	2,468,548	8,993,165
Warren D. Cooper, MB, BS, BSc, MFPM	11,387,771	2,350,084	8,993,165
William J. Federici	13,214,231	523,624	8,993,165
Daniel L. Kisner, MD	13,101,607	636,248	8,993,165
Kenneth I. Moch	13,088,646	649,209	8,993,165
Pamela Stephenson	11,460,746	2,277,109	8,993,165

(b) Proposal 2 — Ratification of Independent Registered Public Accountants. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,233,143	379,723	118,245	0

(c) Proposal 3 — Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executed officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,525,840	1,109,661	102,354	8,993,165

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2022

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Albert P. Parker
Name: Albert P. Parker
Title: Chief Legal Officer